LOAN AGREEMENT

The Loan Agreement (the "Agreement") is entered into as of August 9, 2013 between the following two parties:

(1) ZLI Holdings Limited (the "Lender"), a limited liability company established and registered in Hong Kong, SAR. REGISTERED ADDRESS: Room 2103,Futuru Plaza, 111 How Ming Street, Kwun Tong, Hong Kong

(2) Jing, Yue (the "Borrower")

PRC ID NUMBER:

Lender and Borrower will each be referred to as a "Party" and collectively referred to as the "Parties."

WHEREAS, Borrower wishes to borrow a loan from Lender to begin his certain investment in HENAN LAW ANHOU INSURANCE AGENCY CO., LTD. In China (“Investment”) and Lender agrees to provide such loan to Borrower.

NOW THEREFORE, the Parties agree as follows:

1. LOAN

1.1 Lender agrees to provide a loan to Borrower with the principal amount equal to the US Dollar equivalent of RMB [7,500,000] in accordance with the terms and conditions set forth herein (the "Loan"). Term for such loan shall be ten (10) years which may be extended upon the agreement of the Parties (the "Term") with the specific condition that Borrower does not breach any provisions of the Variable Interest Entities Agreement made by and among Borrower, certain other natural person, HENAN LAW ANHOU INSURANCE AGENCY CO., LTD. and ZHENGZHOU ZHONGLIAN HENGFU BUSINESS CONSULTING CO., LTD.

1.2 Lender shall remit the amount of the Loan to accounts designated by Borrower set forth as below.

Bank: DBS Bank (Branch: COMM'L & CORP BKG)

Bank Account: 7883423060

1.3 Without Lender's prior written consent, Borrower shall not use the Loan for any other purpose.

1.4 Upon the completion of the Investment, Borrower agrees and shall cause HENAN LAW ANHOU INSURANCE AGENCY CO., LTD enter into Variable Interest Entities Agreement with ZHENGZHOU ZHONGLIAN HENGFU BUSINESS CONSULTING CO., LTD.

1.5 In the event that Borrower fails to repay the Loan in currency to the Lender, the Borrower can repay the Loan by transferring all of his interest in Investment to Lender or a third party designated by Lender at the Lender’s sole discretions or by other repayment method designated by the Lender.

1.6 During the term of the Loan or the extended term of the Loan, Borrower shall immediately repay the Loan in the event any one or more of the following circumstances occur:

(1) 30 days elapse after Borrower receives a written notice from Lender requesting repayment of the Loan;

(2) Borrower's death, lack or limitation of civil capacity;

(3) Any third party filed a claim against Borrower that exceeds RMB 500,000; or

(4) According to the applicable laws of China, foreign investors are permitted to invest in business of insurance agency in China with a controlling stake or in the form of wholly-foreign-owned enterprises; the relevant competent authorities of China begin to approve such investments.

1.7 Borrower shall not transfer his interest in Investment to any third party other than Lender or a third party designated by Lender without Lender’s prior written consent.

1.8 Lender and Borrower hereby jointly agree and confirm that Lender has the right to, but has no obligation to, purchase or designate a third party (legal person or natural person) to purchase all or part of Borrower's interest in Investment when such purchase is allowed under the PRC law. If Lender or the third party assignee designated by Lender only purchases part of Borrower's interest in Investment, the purchase price shall be reduced on a pro rata basis.

Unless an appraisal is required by the laws of PRC, the purchase price of the interest in Investment (the "Equity Interest Purchase Price") shall be RMB1.00 or lowest price allowed by relevant laws and regulations. If appraisal is required by the laws of PRC, the Parties shall negotiate in good faith and based on the appraisal result make necessary adjustment to the Equity Interest Purchase Price so that it complies with any and all then applicable laws of PRC.

Lender and Borrower hereby agree and acknowledge that any proceeds from the transfer of the interest in Investment (to the extent permissible) shall be used to repay the Loan to Lender, in accordance with this Agreement and in the manner designated by Lender.

The Loan shall be deemed repaid by Borrower to Lender in case (i) the interest in Investment has been transferred to Lender or a third party designated by Lender pursuant to this Section 1.8, and (ii) the proceeds from the transfer of the interest in Investment has been paid to Lender or a third party designated by Lender pursuant to this Section 1.8.

2. REPRESENTATIONS AND WARRANTIES

2.1 Lender hereby represents and warrants to Borrower that:

(a) Lender is a company registered and validly existing under the laws of Hong Kong, SAR;

(b) Lender has full right, power and all necessary approvals and authorizations to execute and perform this Agreement;

(c) the execution and the performance of this Agreement will not contravene any provision of law applicable to Lender or any contractual restriction binding on or affecting it; and

(d) this Agreement shall constitute the legal, valid and binding obligations of Lender, which is enforceable against Lender in accordance with its terms upon its execution.

2.2 Borrower hereby represents and warrants to Lender that:

(a) Borrower has full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

(b) the execution and the performance of this Agreement will not contravene any provision of law applicable to Borrower or any contractual restriction binding on or affecting Borrower;

(c) this Agreement shall constitute the legal and valid obligations of Borrower, which is enforceable against Borrower in accordance with its terms upon its execution; and

(d) there are no legal or other proceedings before any court, tribunal or other regulatory authority pending or threatened against Borrower.

3. NOTIFICATIONS

Notice or other communications under this Agreement shall be delivered personally or sent by facsimile transmission or by registered mail to the other Party. The date noted on the return receipt of the registered mail is the service date of the notice if the notice is sent by registered mail; the sending date is the service date of the notice if the notice is sent personally or by facsimile transmission. The original of the notice shall be sent personally or by registered mail to the other Party after the notice is sent by facsimile.

4. CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them together with the existence and the terms of this Agreement are confidential information. The Parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party's written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regulations, and (c) the data or information that shall be disclosed to One Party's legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of One Party's legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

5. GOVERNING LAW AND SETTLEMENT OF DISPUTES

5.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of Hong Kong, SAR.

5.2 In event of any dispute arising from or in connection with this Agreement, the Parties shall attempt to resolve the dispute through friendly consultations. In the event that satisfactory resolution is not reached within thirty (30) days after commencement of such consultation, the dispute shall be submitted (which submission may be made by either Borrower or Lender) to resolution by arbitration administered by Hong Kong International Arbitration Center (the "Center") in Hong Kong in accordance with the procedural rules of the Center, which are in effect at the time the application for arbitration is made. The arbitral award shall be final and binding upon all Parties hereto.

6. MISCELLANEOUS

6.1 This Agreement can only be amended by written agreements jointly executed by the Parties.

6.2 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first hereinabove set forth.

LENDER:

ZLI Holdings Limited

/s/
By:
Title:

BORROWER:

Jing, Yue

/s/